UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

May 28, 2014

Date of Report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 28, 2014, ON Semiconductor Corporation (the “Company”, “we”, “us”, “our”) filed a Certificate of Amendment to its Certificate of Incorporation, as amended to the date hereof (the “Certificate of Incorporation”), with the State of Delaware to implement certain changes to its Certificate of Incorporation that were approved by the stockholders of the Company at the Annual Meeting of stockholders held May 21, 2014, to:

•	amend the Ninth Article of the Certificate of Incorporation to phase-in the declassification of the Board of Directors over a three year period beginning in 2014; and

•	amend the Tenth Article of Certificate of Incorporation to remove the prohibition on stockholders acting by written consent in lieu of a meeting.

Item 8.01	Other Events

The following “Description of Common Stock” is filed for purposes of updating and superseding the description of the common stock of the Company contained in our registration statement on Form 8-A12G, filed with the Securities and Exchange Commission (the “Commission”) on April 21, 2000, as amended to the date hereof.

DESCRIPTION OF COMMON STOCK

In the paragraphs below, we describe our common stock. However, this summary does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the provisions of our amended and restated certificate of incorporation, as further amended to the date hereof (the “Certificate of Incorporation”), and bylaws, as amended to the date hereof (the “Bylaws”), copies of which have been filed with the Commission, and the applicable provisions of the Delaware General Corporation Law (“DGCL”).

Authorized Capital Stock

The Company’s Certificate of Incorporation provides that the total number of shares of capital stock that may be issued by the Company is 750,100,000, and the number of authorized shares and the par value of the shares of each such class are as follows:

Class	No. of Shares Authorized	Par Value
Common	750,000,000	$0.01
Preferred	100,000	$0.01

Description of the Company’s Common Stock

Voting Rights

General

Except as otherwise provided by law or as set forth in the Company’s Certificate of Incorporation or as otherwise provided by any outstanding series of preferred stock, the holders of the Company’s common stock will have general voting power on all matters as a single class.

Votes Per Share

On each matter to be voted on by the holders of the Company’s common stock, each outstanding share of the Company’s common stock will be entitled to one vote per share.

Cumulative Voting

Holders of the Company’s common stock are not entitled to cumulative voting of their shares in elections of Directors.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the prior rights of the Company’s creditors and the liquidation preference of any preferred stock then outstanding must first be satisfied. The holders of common stock will be entitled to share in the remaining assets of the Company on a pro rata basis.

Dividends

Subject to any preferential rights of any series of preferred stock, holders of shares of common stock will be entitled to receive dividends on the stock out of assets legally available for distribution when, as and if authorized and declared by our Board of Directors. The payment of dividends on the common stock will be a business decision to be made by our Board of Directors from time to time based upon results of our operations and our financial condition and any other factors as our Board of Directors considers relevant. Payment of dividends on the common stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time. In addition, our principal income consists of dividends paid to us by our subsidiaries. Our subsidiaries’ ability to pay dividends could be limited or restricted from time to time by loan agreements, indentures and other transactions or by law or regulatory authorities.

Preemptive and Other Rights

No holder of shares of any class or series of capital stock of the Company has any preemptive right to subscribe for, purchase or otherwise acquire shares of any class or series of capital stock of the Company. The common stock has no conversion rights and is not subject to redemption. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

The Company’s Certificate of Incorporation grants our Board of Directors authority, without any further action by our stockholders, to issue up to 100,000 shares of preferred stock from time to time in one or more series and to fix the designations and the relative rights, preferences and limitations of the shares of each series, including voting rights, dividend rights, dividend rates, conversion rights, terms of redemption, redemption prices, liquidation preferences and the number of shares in each series. The issuance of preferred stock with voting rights could have an adverse effect on the voting power of holders of common stock by increasing the number of outstanding shares having voting rights. In addition, if our Board of Directors authorizes preferred stock with conversion rights, the number of shares of common stock outstanding could potentially be increased up to the authorized amount. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock. Any such issuance could also have the effect of delaying, deterring or preventing a change in control and may adversely affect the rights of holders of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for the Company’s common stock is currently Computershare Investor Services, LLC, but this may change from time-to-time.

Anti-Takeover Provisions

The DGCL and the Company’s Certificate of Incorporation and Bylaws contain provisions that could discourage or make more difficult a change in control of the Company, including an acquisition of the Company by means of a tender offer, an acquisition of the Company by means of a proxy contest and removal of the Company’s incumbent officers and Directors, without the support of the Board of Directors of the Company. A summary of these provisions follows.

Board of Directors

As noted above, at the Annual Meeting of stockholders held May 21, 2014, the stockholders approved an amendment to the Certificate of Incorporation to phase-in the declassification of the Board of Directors over a three year period beginning in 2014 and ending in 2017.

The Certificate of Incorporation limits the number of Directors of the Corporation. Within these limits, the Board of Directors must determine the exact number of directors and may increase or decrease the size of the Board of Directors from time to time. Subject to the rights granted to holders of preferred stock, Directors may be removed from office only for cause and only with the affirmative vote of the holders of at least 66 2/3% of the voting power of the Company’s capital stock entitled to vote generally in the election of Directors. Any vacancy on the Board of Directors may be filled by a majority of the Directors then in office, or in certain cases, by a sole remaining Director.

This system of electing and removing Directors may discourage a third party from making a tender offer, or otherwise attempting to obtain control of the Company, because it generally makes it more difficult for stockholders to replace a majority of the Directors.

Stockholder Meetings

Under the Company’s Bylaws, except as described below, only the Company’s Board of Directors or the chairman of the Company’s Board of Directors may call special meetings of stockholders, and any business conducted at any special meeting will be limited to the purpose or purposes specified in the order calling for the special meeting. The Bylaws also provide that, subject to certain requirements and restrictions, a special meeting of stockholders may also be called upon the written request of stockholders holding at least 25% of the voting power of the outstanding capital stock of the Company entitled to vote on the matters to be brought before the proposed special meeting. The requesting stockholders must timely provide certain specified information, including information with respect to the requesting stockholders and the beneficial owners, if any, on whose behalf the proposal is made, their holdings of Company stock, the matters to be acted upon at the proposed special meeting and any material interest of the requesting stockholders and beneficial owners in such matters.

Requirements for Advance Notification of Stockholder Nominations and Proposals

The Company’s Bylaws contain provisions requiring stockholders to give advance written notice to the Company of a proposal or Director nomination in order to have the proposal or the nominee considered at an annual meeting of stockholders. The written notice must usually be given not less than 90 nor more than 120 days before the first Tuesday in June (or, if the Board of Directors has designated another date for an annual meeting, not less than 90 nor more than 120 days before such other date, or, if such other date has not been publicly disclosed or announced at least 105 days in advance, then not less than 15 days after the initial public disclosure or announcement of the date). The stockholders submitting the proposal or Director nomination must timely provide certain specified information, including a brief description of the proposal, the name and address of the stockholder, the class and number of shares owned by the stockholder and any material interest of the stockholder in such proposal.

Undesignated Preferred Stock

As noted above, the Company’s Certificate of Incorporation authorizes the issuance of undesignated or “blank check” preferred stock. The authorization of blank check preferred stock makes it possible for the Company’s Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company. These and other provisions may have the effect of deferring hostile takeovers or delaying, deterring or preventing a change in control or management of the Company.

Business Combinations with Interested Stockholders

The Company’s Certificate of Incorporation provides that Section 203 of the DGCL shall not apply to or govern the Company.

Amendment of Charter or Bylaw Provisions

The amendment of specified provisions of the Certificate of Incorporation and Bylaws requires approval by holders of at least 66 2/3% of the voting power of the Company’s capital stock entitled to vote in the election of Directors. Among other such provisions are the provisions described above in the first paragraph under the heading “Board of Directors” and under the headings “Stockholder Meetings,” “Requirements for Advance Notification of Stockholder Nominations and Proposals,” and “Business Combinations with Interested Stockholders.” In addition, the same vote would be required to change this voting requirement.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

Not applicable.

(b) Pro Forma Financial Information

Not applicable.

(c) Shell Company Transactions

Not applicable.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: June 3, 2014	By:	/s/ George H. Cave
George H. Cave Senior Vice President, General Counsel, Chief Compliance & Ethics Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation